EXHIBIT 5.1 AND 23.1

The  Law  Office  of  Stephen  E.  Rounds
Stephen  E.  Rounds,  Attorney
1544  York  Street,  Suite  110
Denver,  Colorado  80206

September  19,  2003

U.S.  Energy  Corp.
877  North  8th  West
Riverton,  Wyoming  82501

Re:     Registration  Statement  on  Form  S-8

Gentlemen:

     U.S. Energy Corp. (the "company") has filed a registration statement with the Securities and Exchange Commission to register the issuance, under section 5 of the Securities Act of 1933, of 3,000,000 shares of common stock upon exercise of options issued and to be issued pursuant to the company's 2001 Incentive Stock Option Plan, as amended.

     We have acted as counsel to the company in connection with the preparation and filing of the registration statement.

     Our legal opinion and consent to be named in the registration statement, are required to be provided in connection with such registration statement, and are required to be filed as exhibits to the registration statement.

     DOCUMENTS  REVIEWED

     We have examined originals, certified copies or other copies identified to our satisfaction, of the following:

     1.     Articles  of  Incorporation  of  the  company.

     2.     Bylaws  of  the  company.

     3.     All  exhibits  listed  in  Part  II  of  the registration statement.

     4.     Part  I  of  the  registration  statement.

     5. Minutes of proceedings of the company's board of directors to the date hereof.

     6.     Other  documents  as  appropriate  under  the  circumstances.


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U.S.  Energy  Corp.
September  19,  2003
Page  -2-


     We also have consulted with officers and representatives of the company, and received such representations and assurances concerning the exhibits described in paragraph 3 and the registration statement described in paragraph 4, as we have deemed advisable or necessary under the circumstances. Although we have not undertaken independent verification of the matters covered by this paragraph, we have no reason to believe that the representations and assurances received are materially inaccurate or false.

     OPINION  AND  CONSENT

     Based on our review of the documents listed above, it is our opinion that the shares of common stock to be issued by the company on exercise of options granted pursuant to the 2001 Incentive Stock Option Plan, as amended, pursuant to the registration statement (when effective and subject to its continuing in effect when options are exercised), will be duly and validly issued, fully paid and non-assessable shares of the common stock of the company under the laws of the state of Wyoming.

     No opinion is expressed, and none shall be inferred, with respect to the financial statements incorporated by reference into the registration statement.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement on Form S-8. However, we do not admit that we are in the category of those persons whose consent is required to be so filed by section 7(a) of the Securities Act of 1933.

Yours  Sincerely,


/s/   Stephen  E.  Rounds